Exhibit 99.1

Press Release

GULFPORT ENERGY CORPORATION SUCCESSFULLY EMERGES FROM CHAPTER 11

Names New Board of Directors and Leadership Team

Emerges from Bankruptcy with Greatly Improved Balance Sheet and Cost Structure; Poised to Deliver Sustainable Free Cash Flow Generation and Shareholder Returns

Oklahoma City, OK – May 18, 2021 – Gulfport Energy Corporation (NYSE: GPOR) (the “Company” and together with its wholly owned subsidiaries, “Gulfport”) today announced that it has successfully completed its restructuring process and emerged from chapter 11 protection. As contemplated by Gulfport’s Plan of Reorganization (the “Plan”) that was confirmed by the U.S. Bankruptcy Court for the Southern District of Texas on April 28, 2021, Gulfport has exited bankruptcy with a new Board of Directors; a strengthened balance sheet, with $853 million of total debt representing more than $1.2 billion of deleveraging through the Chapter 11 process; and approximately $135 million of liquidity. At emergence, Gulfport’s net-debt-to-EBITDA is approximately 1.5x. Please refer to Gulfport’s emergence presentation for more details which will be provided in a Form 8-K and can also be found on the Company’s Investor Relations site: https://ir.gulfportenergy.com.

New Board of Directors and Leadership Team

In accordance with the Plan, the Company has appointed a new Board of Directors effective immediately. The Board is comprised of five new directors who are experienced industry professionals: Timothy J. Cutt (Chairman), David Wolf (Lead Independent Director), Guillermo “Bill” Martinez, Jason Martinez and David Reganato. Biographies for the directors can be found on the Company’s website at: https://www.gulfportenergy.com/about/board-of-directors.

The Company also announced the retirement of David M. Wood, the Company’s President and Chief Executive Officer effective immediately. Additionally, Quentin Hicks, Gulfport’s Chief Financial Officer, has resigned effective immediately to pursue other opportunities. The Board has appointed Chairman Timothy J. Cutt as Interim Chief Executive Officer and William “Bill” J. Buese as Chief Financial Officer. Mr. Cutt will serve in the interim position at least through year end 2021 and the Board will conduct a search for a permanent CEO at the appropriate time.

Message from Timothy J. Cutt, Chairman and Interim Chief Executive Officer

“We want to thank Dave, Quentin and the departing Gulfport Board for their leadership through a complex and challenging Chapter 11 process. Gulfport is emerging from its successful restructuring having materially improved its balance sheet and midstream cost structure, which leaves Gulfport well-positioned for future success. Today, we begin a new chapter at Gulfport with a strategy focused on continuing to reduce costs and generating sustainable free cash flow in an effort to drive shareholder value. In addition, we are committed to an emphasized focus on sustainability, and Gulfport will continue to prioritize safety, environmental stewardship, and maintaining strong relationships with the communities in which we operate.”

“I also want to thank the entire Gulfport workforce for their hard work and commitment to the Company and each other through the restructuring process.”.

Listing on the NYSE

Gulfport’s new common shares will be listed on the NYSE under the ticker symbol "GPOR" and is expected to commence trading on May 18, 2021.

Details of the restructuring, the securities issued pursuant to the Plan and the debt and other agreements entered into as part of the Plan will be provided in a Form 8-K which can be viewed on the Company's website or the Securities and Exchange Commission's website at www.sec.gov.

Advisors

Kirkland & Ellis LLP and Jackson Walker L.L.P. served as legal co-counsel, Perella Weinberg Partners and its affiliate, Tudor Pickering Holt & Co. served as financial advisors, and Alvarez & Marsal served as restructuring advisor to the Company.

Additional Information

Additional information regarding the securities issued pursuant to the Plan, debt and other agreements entered into as part of the Plan has also been provided in a Form 8-K, which can be viewed on the Company’s website or the Securities and Exchange Commission’s website at www.sec.gov. Additional information regarding the Company’s restructuring is available at www.gulfportenergy.com/restructuring. Court filings are available at https://dm.epiq11.com/Gulfport. Questions should be directed to the Company’s claims agent by email to GulfportInfo@epiqglobal.com or by phone at (888) 905-0409 (toll free) or +1 (503) 597-7687 (international).

About Gulfport

Gulfport Energy is an independent returns-oriented, gas-weighted, exploration and development company and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma.

Forward-Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements regarding: (i) the effect of the chapter 11 reorganization and sufficiency of the financing package; (ii) Gulfport’s ability to continue implementing operating efficiencies and technical developments; and (iii) Gulfport’s ability to capitalize on the reorganization and emerge as a stronger and more competitive enterprise. Although Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under "Risk Factors" in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2020 and any updates to those factors set forth in Gulfport's subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.ir.gulfportenergy.com/all-sec-filings). Gulfport undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss rig terminations fees, gain on debt extinguishment, non-recurring general and administrative expenses and loss from equity method investments cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities and inclusive of capitalized expenses incurred during the given period. Free cash flow is a non-GAAP measure defined as cash flow from operating activities before changes in operating assets and liabilities (as defined above) less capital expenditures incurred. Adjusted net income is a non-GAAP financial measure equal to pre-tax net income less non cash derivative loss, impairment of oil and gas properties, rig terminations fees, gain on debt extinguishment and loss from equity method investments. Gulfport has presented EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of Gulfport's business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in Gulfport’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, Gulfport believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income, cash flow from operating activities before changes in operating assets and liabilities and free cash flow presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in Gulfport's various agreements.

Investor Contact

Jessica Antle – Director, Investor Relations

jantle@gulfportenergy.com

405-252-4550

Media Contact

Reevemark

Hugh Burns / Paul Caminiti / Nicholas Leasure

212-433-4600

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